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                                                                    EXHIBIT 10.9

                                PROMISSORY NOTE


$214,498.39                                              Date: December 31, 1995

For value received, the undersigned Credit Management Solutions, Inc. ("the Promisor") promises to pay to the order of James R. DeFrancesco, (the "Payee"), at 7311 Swan Point Way, Columbia, Maryland 21045, (or at such other place as the Payee may designate in writing) the sum of $214,498.39 with interest from December 31, 1995, on the unpaid principal at the rate of 7.00% annually.

The unpaid principal shall be payable on demand.

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

If any installment is not paid when due, the remaining unpaid balance and accrued interest shall become due immediately at the option of the Payee.

The Promisor reserves the right to prepay this Note (in whole or in part) prior to the due date with no prepayment penalty.

If any payment obligation under this Note is not paid when due, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any of the following events of default occur, this Note and any other obligations of the Promisor to the Payee, shall become due immediately, without demand or notice:

          1) the failure of the Promisor to pay the principal and any accrued interest in full on or before the Due Date;

          2)        the death of the Promisor(s) or Payee(s);

          3) the filing of bankruptcy proceedings involving the Promisor as a Debtor

          4) the application for appointment of a receiver for the Promisor;

          5) the making of a general assignment for the benefit of the Promisor's creditors;
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          6)        the insolvency of the Promisor; or

          7) the misrepresentation by the Promisor to the Payee for the purpose of obtaining or extending credit.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This Note shall be construed in accordance with the laws of the State of Maryland.

Signed this 23 day of Sept. 1996 at Columbia, Maryland.

First Promisor
Credit Management Solutions, Inc.

By:     /s/ JAMES R. DEFRANCESCO
   ----------------------------------------
        James R. DeFrancesco
        President


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To Whom it May Concern:

        The undersigned agrees that the Promissory Note dated December 31, 1995 in the amount of $214,498 given by Credit Management Solutions Inc. to the Undersigned is due and payable on demand after October 1, 1997.

Dated:  October 11, 1996                     /s/ James R. DeFrancesco
                                             ---------------------------------
                                             James R. DeFrancesco